UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

As previously disclosed by Lodging Fund REIT III, Inc. (the “Company”), the staff of the Securities and Exchange Commission (the “SEC”) is conducting an investigation related to the Company’s reimbursement of and financial accounting for certain expenses incurred by Legendary Capital REIT III, LLC (the “Advisor”), as well as the adequacy of its disclosures related to those policies and practices.  The Company and the Advisor continue to cooperate with the SEC staff and have produced documents and other information requested by the SEC staff.

On September 12, 2022, in connection with their investigation, the SEC staff issued a “Wells notice” advising that they have made a preliminary determination to recommend to the SEC that it bring an enforcement action against the Advisor for possible violations of the securities laws.  Corey R. Maple, a director and executive officer of the Company and principal of the Advisor, also received a Wells notice as part of the same investigation.  The Wells notice is neither a formal allegation nor a finding of wrongdoing by the SEC against the Advisor or Mr. Maple.  It allows the Advisor and Mr. Maple the opportunity to provide its perspective and to address the issues raised by the SEC staff before any decision is made by the SEC on whether to authorize the commencement of an enforcement proceeding.

The Advisor and Mr. Maple maintain that their actions were appropriate and have retained counsel to defend them in this process.  While the Advisor and Mr. Maple disagree with the SEC staff with respect to this recommendation, the Advisor and Mr. Maple remain committed to maintaining the highest standards for compliance with securities regulations and intend to continue their discussions and cooperation with the SEC staff through the Wells notice process.  Neither the Advisor nor Mr. Maple can predict whether the SEC will follow the preliminary recommendations of the staff and file an enforcement action.  If an enforcement action is instituted by the SEC, the Advisor and Mr. Maple intend to vigorously defend their positions.  The results of the Wells notice process, any corresponding enforcement action and the costs and timing of responding and complying therewith are unknown at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: September 23, 2022	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary